UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 29, 2019

Date of Report

VENTURE VANADIUM INC.

(Exact name of registrant as specified in its charter)

Nevada	333-215459	32-0507158
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Oxford Centre, 301 Grant Street, Suite 4300, Pittsburgh, 15219
(Address of principal executive offices)

+44 7776 143795

Registrant’s telephone number, including area code

Yanggu’ao Town, Lei Feng Village, Unit 4, No. 20

Hunan Province, Longhui County

422200

China

(424) 532-15-40

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

On May 29, 2019, we entered into a split-off agreement (the “Split-Off Agreement”) with Hui Liu Ping, our then current sole director and officer, and Ian Ilsley, our Secretary (and now our sole director, President and Treasurer), pursuant to which we sold all of our assets and properties in exchange for her acquisition of all of our debts, adverse claims, liabilities, judgments and obligations.  As of January 31, 2019, our assets totaled approximately $7,700 and our liabilities consisted of $31,900 of related party loans.  The obligations under those related-party loans were assigned to Ms. Ping as part of the assignment of liabilities.  As we currently have no or nominal assets, we are a “shell company” as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended.

Item 2.05	Costs Associated with Exit or Disposal Activities.

On April 29, 2019, our sole director approved the disposition of all of our assets pursuant to the Split-Off Agreement.  We do not expect to make any future cash expenditures as a result of the Split-Off Agreement.

Item 5.01	Changes in Control of Registrant.

On May 29, 2019, our majority shareholder, and our sole director and officer, Hui Liu Ping, sold 36,000,000 shares, approximately 67.6% of our outstanding shares, to Ian Ilsley.  In connection with the transfer of the shares and the Split-Off Agreement, Ms. Ping as our sole director and officer and majority shareholder appointed Mr. Ilsley to act as our sole director and as our President and Treasurer and simultaneously resigned from her position as our sole director and all officer positions that she held with us.

Together with the Split-Off Agreement, this change in control of our company represents a new direction for us.  We are currently a “shell company” as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended.  We are looking into entering the mineral resources industry with a focus on acquiring and developing North American assets.  We do not currently have any mineral assets or extensive operations.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 29, 2019, Hui Liu Ping resigned as our sole director and President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer.  Her resignations did not result from any disagreement with our company but cam about as a result of the sale of her majority position in the Company and the transfer of liabilities and assets under the Split-Off Agreement.

Simultaneous with the resignations of Ms. Ping, we appointed Ian Ilsley to our Board of Directors and to act as our President and Treasurer.   Mr. Ilsley had previously been appointed as our Secretary in December 2018.  Mr, Ilsley is the founder and CEO of Heritage Partners, based in Europe and which provides corporate finance consultancy services to start up and development stage companies.  He set up the company in 2013 He is experienced in both executive and non-executive director roles in public and private companies. Specific sectors include Copper exploration in Zambia, oil and gas in the US, and software. Additionally, he has assisted many small cap companies achieve listings principally on the junior British markets. Companies listed have been in the software, internet, oil and gas, mining and property sectors. Mr Ilsley is a British national, a UK qualified accountant and is bi-lingual (English and French).

Item 9.01 Financial Statements and Exhibits.

(d)           Exhibits.

EXHIBIT INDEX

Exhibit	Description

10.1	Split-Off Agreement, dated May 29, 2019, between the Company, Ms. Ping and Mr. Ilsley

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VENTURE VANADIUM INC.
Date: June 17, 2019	By: /s/ Ian Ilsley Name: Ian Ilsley Title: President